Exhibit 10.1

Home Federal Bank
Survivor Benefit Plan

Table of Contents
SECTION 1 - SECTION 2 - SECTION 3 - SECTION 4 - SECTION 5 - SECTION 6 - SECTION 7 - SECTION 8 - SECTION 9 - SECTION 10 - SECTION 11 - EXHIBIT A -
STATEMENT OF PURPOSE
DEFINITIONS
PLAN ADMINISTRATION
ELIGIBILITY AND PARTICIPATION
PRE-RETIREMENT SURVIVOR BENEFIT
DISABILITY AND AUTHORIZED LEAVE OF ABSENCE
BANK-OWNED LIFE INSURANCE  (“BOLI”)
ADMINISTRATOR
AMENDMENT AND TERMINATION
MISCELLANEOUS
CONSTRUCTION
PARTICIPATION AGREEMENT
2 2 3 5 5 6 6 6 7 7 9

Section 1 - Statement of Purpose

1.1   The Home Federal Bank Survivor Benefit Plan (“Plan”) is designed and implemented for the purpose of providing to designated employees of Home Federal Bank (the “Bank”) the opportunity to participate in a survivor benefit plan, thereby increasing the incentive of such employees to remain in the employ of the Bank and to make the Bank more profitable.  Special payments shall be made to Participants’ Beneficiaries if a Participant is employed by the Bank at death; such benefits are intended to provide Participants with additional financial security.

Section 2 - Definitions

2.1           “Administrator” means the person, persons or committee designated by the Board to administer the Plan on behalf of the Bank.

2.2           “Bank” means Home Federal Bank and its successors that shall maintain this Plan.  The Bank is a federal savings bank with principal offices in the State of Louisiana.

2.3           “Beneficiary” means any person, persons or trust designated by a Participant in writing on a form satisfactory to the Bank.  In the absence of any living designated beneficiary, a deceased Participant's Beneficiary shall be the deceased Participant's then living spouse, if any, for his or her life; if none, or from and after such spouse's death, then the children of the deceased Participant taking by right of representation; and if none, the estate of the deceased Participant.

2.4           “Board” means the Board of Directors of the Bank, or any committee of such Board that is authorized to oversee, administer and amend the Plan.

2.5           “Disability” means a situation where a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Bank.  The Disability of a Participant shall be determined by a licensed physician selected by the Administrator.

2.6           “Effective Date” means July 13, 2011.

2.7           “Employee” means an employee of the Bank or subsidiary, if any.

2.8           “Participant” means an Employee of the Bank selected by the Board for participation in the Plan in accordance with Section 4 hereof, and who has not for any reason become ineligible to participate further in this Plan.  An individual shall be deemed to continue as a Participant until all benefits payable to the Participant under this Plan have been distributed.

2.9             “Participation Agreement” means a written agreement between a Participant and the Bank in substantially the form attached hereto as Exhibit A.

2.10           “Plan” means the Home Federal Bank Survivor Benefit Plan as contained in this document, including all amendments thereto.

2.11             “Plan Year” means the twelve month period commencing on January 1 of each year and ending the following December 31.  The initial Plan Year shall be July 13, 2011, through December 31, 2011.

2.12             “Recognized Compensation” means the current year’s base salary, plus any commissions included in W-2 income for the last calendar year.  If a Participant worked less than twelve months in the prior calendar year, his or her commissions, if any, for the prior year shall be prorated to reflect a full calendar year.  If a Participant was not employed by the Bank for any part of the prior calendar year, his or her current year’s commissions, if any, shall be annualized for the calendar year.

Section 3 – Plan Administration

3.1             Powers and Duties of the Administrator.     The Board shall appoint the Plan Administrator, who shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to interpret and construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan and the eligibility of any individual to participate in and receive benefits from the Plan.  The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied.  The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan, including the power to delegate, in writing, any of the Administrator’s responsibilities or authority, discretionary or otherwise, to carry out the general administration of the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a)           The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and for a Participant or his or her Beneficiaries to receive benefits under the Plan;

(b)           To compute and make determinations with respect to the amount of benefits to which any Participant or his or her Beneficiaries shall be entitled hereunder;

(c)           To authorize and make nondiscretionary or otherwise directed disbursements to Participants or their Beneficiaries;

(d)           To maintain all necessary records for the administration of the Plan;

(e)           To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

(f)           To prepare and implement a procedure to notify employees that they have been selected as eligible to participate in the Plan; and

(g)           To assist any Participant or his or her Beneficiary regarding his or her rights, benefits or elections available under the Plan.

3.2           Records and Reports.     The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Bank, Participants and Beneficiaries.

3.3           Participant Statement.     The Administrator shall provide each Participant as soon as practicable following each Plan Year a statement showing the Participant's current and projected survivor benefit under the Plan.

3.4           Information from the Bank.     To enable the Administrator to perform his functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death, disability or termination of employment, and such other pertinent facts as the Administrator may require.  The Administrator may rely upon such information as is supplied by the Bank and shall have no duty or responsibility to verify such information.

3.5           Claims Procedure.    Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Bank, by any Employee, former Employee, or Beneficiary (“Claimant”).  Any claim for benefits must be filed within one year of the Participant’s death.  Written or electronic notice of the disposition of a claim shall be furnished to the Claimant within 90 days after the claim is filed.  If additional time (up to 90 days) is required by the Administrator to process the claim, written notice shall be provided to the Claimant within the initial 90 day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

If the request for benefits is based on the Claimant’s Disability, written or electronic notice of the disposition of a claim shall be furnished to the Claimant or Claimant’s authorized representative within 45 days after the claim is filed.  If additional time (up to 30 days) is required by the Administrator, written notice shall be provided to the Claimant within the initial 45 day period, which additional time may be extended for another 30 days upon written notice.

In the event the claim is denied in whole or in part, the notice shall set forth in language calculated to be understood by the Claimant (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures.

3.6           Claims Review Procedure.     Any Claimant who has been denied a benefit by a decision of the Administrator pursuant to Section 3.5 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a request for a hearing.  Such request, together with a written statement of the reasons why the Claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 3.5.  The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits.  Upon written notification of a Claimant’s request for a hearing, the Board shall appoint a committee of three, none of whom are either the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.  Such committee shall conduct a hearing within the next 60 days, at which the Claimant shall have the right to appear in person and an opportunity to submit comments, documents, records and other information relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

The appointed committee shall make a final decision as to the allowance of a claim based on disability within 45 days, or within 90 days if special circumstances require an extension of time.  Decisions as to all other claims will be made within 60 days of receipt of the appeal (unless there has been an extension due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the Claimant in writing within the 60 day period), in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, that in the event the Claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.  The decision on review shall also include (i) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits, and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the Claimant’s right, if any, to bring an action and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.  The procedures set forth in Sections 3.5 and 3.6 shall be administered in accordance with the claims procedure regulations of the Department of Labor set forth at 29 C.F.R. 2560.503-1.  No Claimant shall bring suit under the Plan unless and until he or she has exhausted his or her right to review under the Plan’s claims procedures.

Section 4 - Eligibility and Participation

4.1           Eligibility.     The Board, in its sole discretion, shall select the Employees of the Bank who are eligible to become Participants.

4.2           Participation.    The Administrator shall notify individuals selected for participation of the benefits available under the Plan.  An eligible individual becomes a Participant in the Plan upon the execution and delivery by him or her and the Bank of a Survivor Benefit Plan Participation Agreement.

Section 5 – Pre-Retirement Survivor Benefit

5.1             Pre-Retirement Survivor Benefit.     If a Participant dies while employed by the Bank, the Bank will pay to the deceased Participant’s Beneficiary, as a survivor benefit, an amount equal to one hundred percent (100%) of the Participant’s Recognized Compensation at date of death for one year following death and an amount equal to fifty percent (50%) of the Participant’s Recognized Compensation at date of death for each of the following four years.  This survivor benefit shall be payable commencing with the first payroll in the month following the Participant’s death.

The Bank shall deduct from any payment of benefits the amount of any federal, state or local income or employment taxes required to be withheld or paid with respect to this distribution.  No interest shall be paid on payments delayed for administrative processing of the claim.

5.2           Participant Misrepresentation.  If a Participant makes a material misrepresentation which affects the cost to the Bank of benefits under this Plan, then the Board, in its sole discretion, may correspondingly adjust any benefits otherwise receivable under this Plan.

5.3           Suicide. If a Participant dies by reason of suicide while sane or insane within two (2) years of becoming a Participant, then the Participant (and the Participant’s Beneficiary) shall have no right to any benefits under this Plan.

Section 6 - Disability and Authorized Leave of Absence

6.1           Disability.     Notwithstanding anything to the contrary herein, if a Participant's employment with the Bank is terminated prior to retirement as a result of the Participant's Disability, then, for purposes of this Plan, it shall be deemed that the Participant has remained in the employ of the Bank until the earliest to occur of: (a) the Participant's death; (b) the Participant's attaining age 65 or (c) the cessation of the Participant's Disability and the failure of the Participant to return to active employment with the Bank within a reasonable time after recovery from the Disability.

6.2           Authorized Leave of Absence.     A Participant's employment with the Bank shall not be deemed to have terminated for purposes of this Plan during any authorized leave of absence.

Section 7 - Bank-Owned Life Insurance (“BOLI”)

7.1           Bank Owns All Rights.     In the event that, in its discretion, the Bank purchases a life insurance policy or policies insuring the life of any Participant to allow the Bank to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein.  The Bank shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein, except in the event of the establishment of and transfer of said policy or policies to a trust by the Bank as described in Section 10.9 hereof.

7.2           Participant Cooperation.     If the Bank decides to purchase a life insurance policy or policies on any Participant, the Bank will so notify such Participant.  Such Participant shall consent to being insured for the benefit of the Bank and shall take whatever actions may be necessary to enable the Bank to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

Section 8 - Administrator.

8.1           Resignation.     The Administrator may resign at any time by written notice to the Board, which shall be effective thirty (30) days after receipt of such notice unless the Administrator and the Board agree otherwise.

8.2           Removal.     The Administrator may be removed by the Board on thirty (30) days notice or upon shorter notice accepted by the Administrator.

8.3           Appointment of Successor.     If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 8.4, by the effective date of resignation or removal under this Section 8.  If no such appointment has been made, or in the absence of an administrator for any reason, the Bank shall be the Administrator.  All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Bank.

8.4           Successor Administrator.     If the Administrator resigns or is removed in accordance with Section 8.1 or 8.2, the Board may appoint any party as successor Administrator.  The appointment shall be effective when accepted in writing by the new Administrator.  The new Administrator shall have all of the rights and powers of the former Administrator.

Section 9 – Amendment and Termination

9.1           Amendment.     The Bank shall have the right at any time to amend or terminate this Plan.  However, no amendment or termination shall be effective so as to reduce or delay the amount of any benefit payable with respect to a Participant whose death had already occurred.  Such amendment or termination shall be by resolution of the Board or by other written instrument of any Bank officer or officers duly authorized for such purposes by the Board.

Section 10 - Miscellaneous

10.1           Nonalienation of Benefits.     No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void.  No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto.  If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children or other dependents, or any of them in such manner and in such amounts and proportions as the Board may deem proper.

10.2           Unsecured Liability.     The obligation of the Bank to make payments hereunder to a Participant shall constitute an unsecured liability of the Bank.  Such payments shall be made from the general funds of the Bank and the Bank shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payments shall be made.  Neither a Participant nor any other person shall have any interest in any particular asset of the Bank by reason of its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Bank.  Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Bank and a Participant or any other person.

10.3           No Contract of Employment.     This Plan shall not be deemed to constitute a contract between the Bank and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee.  Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Bank or to interfere with the right of the Bank to discharge any Participant or Employee at any time regardless of the effect which such discharge may have upon him or her as a Participant of this Plan.

10.4           Designation of Beneficiary.     Each Participant shall file with the Bank a notice in writing, in a form acceptable to the Bank, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made.  Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such designation shall become effective until received in writing and acknowledged by the Bank.

10.5   Distribution for Minor Beneficiary.     In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary, or to the custodian of such Beneficiary under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Bank and the Plan from further liability on account thereof.

10.6           Payment to Incompetents.     The Bank shall make the payments provided herein directly to the Beneficiary entitled thereto or, if such Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Beneficiary.  The Bank shall have the right to make payment directly to a Beneficiary until it has received actual notice of the physical or mental incapacity of such Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate.  Any payment to or for the benefit of a Beneficiary shall be a complete discharge of all liability of the Bank therefore.

10.7           Interpretation.     The interpretation and construction of the Plan by the Administrator, and any action taken hereunder, shall be binding and conclusive upon all parties in interest, subject only to the Participant’s rights under ERISA.  Neither the Administrator nor any member of the Board or any authorized employee of the Bank shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission be made in good faith.

10.8           Authority to Appoint a Committee.     The Board, within its discretion, shall have the authority to appoint a committee of not less than three (3) of its members, which shall have authority over the Plan in lieu of the entire Board.

10.9           Authority to Establish a Trust.     The Bank in its sole discretion may establish a trust for the purpose of providing funds for the payment of amounts due Participants under the Plan.  Such trust shall be a grantor trust containing provisions which are the same as, or similar to, the provisions contained in the model “rabbi trust” set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor guidance).  The Bank shall pay all costs relating to the establishment and maintenance of the trust and the investment of funds held in such trust.

10.10           Binding Effect.     Obligations incurred by the Bank pursuant to this Plan shall be binding and shall inure to the benefit of the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

10.11           Entire Plan.     This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, with any other alleged terms or provisions being of no effect.

Section 11 - Construction

11.1           Construction of this Plan.     This Plan shall be construed and enforced according to the laws of the State of Louisiana, other than its laws respecting choice of law.

11.2           Gender and Number.     The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.

11.3           Headings.     All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

11.4           Enforceability.     If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

11.5           Uniformity.     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.  In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan, having been duly approved and adopted by the Board of Directors of the Bank, is executed by a duly authorized officer of the Bank as of the Effective Date set forth above.

                                                                           Home Federal Bank

                                                                            By: /s/ James R. Barlow
                                                                         James R. Barlow
                                                                       President and Chief Operating Officer

 Exhibit A
Form of
Home Federal Bank
Survivor Benefit Plan
Participation Agreement

THIS AGREEMENT, effective the 13th day of July 2011, by and between Home Federal Bank (“the Bank”), and ________________________, an employee of the Bank (the “Participant”).

RECITALS

The Board of Directors of the Bank has adopted the Home Federal Bank Survivor Benefit Plan (the “Plan”) and has selected the Participant for participation in the Plan.  This Participation Agreement is entered into as evidence of the Participant’s participation in the Plan and to set forth the basis for determining the amount of his or her benefit under the Plan.

NOW, THEREFORE, the Bank and the Participant hereby agree as follows:

1.           Incorporation of the Plan.  The Plan (and all its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement.

2.           Definitions.  When used herein, terms that are defined in the Plan shall have the meanings given them in the Plan unless a different meaning is clearly required by the context.

3.           No Interest Created.  Neither the Participant nor his or her Beneficiary or other persons claiming under him or her shall have any interest in any assets of the Bank, including policies of insurance, conferred by the Participant’s participation in the Plan.  The Participant and his or her Beneficiary shall have only the right to receive benefits under and subject to the terms and provisions of the Plan and this Participation Agreement.

4.           Plan Benefits. The Participant is entitled to such benefits, if any, as provided in the Plan.

5.          Participant Cooperation.  If the Bank decides to purchase a life insurance policy or policies on the Participant, the Bank will so notify the Participant.  The Participant shall consent to being insured for the benefit of the Bank and shall take whatever actions may be necessary to enable the Bank to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

6.           Participant Misrepresentation.  If the Participant makes a material misrepresentation which affects the cost to the Bank of benefits under this Plan, then the Board, in its sole discretion, may correspondingly adjust any benefits otherwise receivable under this Plan.

7.           Suicide. If the Participant dies by reason of suicide while sane or insane within two (2) years of becoming a Participant, then Participant (and Participant’s Beneficiary) shall have no right to any benefits under this Plan.

8.           Participant Acknowledgment.  The Participant acknowledges that he or she is aware of and familiar with the forfeiture restrictions in the Plan and this Participation Agreement, that he or she has had an opportunity to review the documents and to have the documents reviewed by legal counsel and that the Participation Agreement will constitute a legal, valid and binding agreement of the Participant.

9.           Entire Agreement.  The Plan and this Participation Agreement contain the entire agreement and understanding of the Bank and the Participant with respect to these benefits and supersede and replace all prior agreements and understandings between the parties, written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Participation Agreement in duplicate originals on the day and year first written above.

Home Federal Bank
By:    _________________________________
Name:
Title:

(Participant)
________________________________
Signed

________________________________
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